EXHIBIT (b)	99.906 CERT

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies in his capacity as Treasurer and President, respectively, of COLORADO BONDSHARES — A TAX-EXEMPT FUND (the “Fund”), that:

(a)	The Form N-CSR of the Fund for the period ended March 31, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund.

SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO COLORADO BONDSHARES — A TAX-EXEMPT FUND AND WILL BE RETAINED BY THE TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

Colorado BondShares — A Tax-Exempt Fund

Date: June 24, 2026

/s/ George N. Donnelly
George N. Donnelly Interim President and Treasurer (Principal Executive Officer and Principal Financial Officer)